UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 23, 2016 (March 17, 2016)
RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55598	45-4478978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

The information under the caption “Agreements with Officers” in Item 5.02 is incorporated by reference herein.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Appointment of Officer

On March 17, 2016, the board of directors of RREEF Property Trust, Inc. (the “Company”) appointed William L. Swiderski to serve as Treasurer of the Company, effective as of March 17, 2016.

Executive Officer	Age	Position
William L. Swiderski	39	Treasurer

In connection with the appointment of Mr. Swiderski, on March 17, 2016, the Company’s board of directors removed Vikram Mehra from his previous position as Treasurer, effective as of March 17, 2016. Mr. Mehra continues to serve as the Company’s Secretary.

Mr. Swiderski’s biographical information is set forth below:

William L. Swiderski has served as Director of Fund Administration Oversight for Deutsche Asset Management since June 2015. Previously, Mr. Swiderski served as Portfolio Controller at LaSalle Investment Management from October 1999 to June 2015, where he was responsible for managing the accounting for LaSalle’s custom account team in the Americas. From June 1998 to October 1999, Mr. Swiderski worked as an auditor at Deloitte & Touche LLP. Mr. Swiderski holds a B.S. in Commerce, with a concentration in Accounting from DePaul University. He is also a Certified Public Accountant and a C.F.A. Charterholder.

Agreements with Officers

In connection with Mr. Swiderski’s appointment described above, on March 22, 2016, the Company entered into an indemnification agreement (the “Indemnification Agreements”) with each of Messrs. Mehra and Swiderski and Eric M. Russell, the Company’s Chief Financial Officer and Vice President (each an “Indemnitee” and collectively, the “Indemnitees”). The Indemnification Agreement is substantially identical to the Indemnification Agreements entered into by the Company with its other directors and officers and provides that, subject to certain limitations set forth therein, the Company will indemnify each of the Indemnitees, to the fullest extent permitted by Maryland law and the Company’s charter, for amounts incurred as a result of an Indemnitee’s service in his role as an officer of the Company or in other roles as the Company may require from time to time. The Indemnification Agreements further provide that, subject to the limitations set forth therein, the Company will advance all reasonable expenses to an Indemnitee in connection with proceedings covered by the Indemnification Agreements.

Subject to certain limitations set forth therein, the Indemnification Agreements place limitations on the indemnification of the Indemnitees to the extent an Indemnitee is found to have acted in bad faith or with active and deliberate dishonesty and such actions were material to the matter that caused the loss to the Company. The Indemnification Agreements also provide that, except for a proceeding brought by an Indemnitee and certain proceedings involving separate defenses, counterclaims or other conflicts of interest, the Company has the right to defend the Indemnitees in any proceeding which may give rise to indemnification under the Indemnification Agreements.

The description of the Indemnification Agreements in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Indemnification Agreements. The Company has filed a Form of Indemnification Agreement with Pre-Effective Amendment No. 2 to its Registration Statement on Form S-11, filed September 21, 2012.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF PROPERTY TRUST, INC.

By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 23, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 2 to this Registration Statement filed September 21, 2012.